SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of report (Date of earliest event reported):

April 16, 2015

INERGETICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3338 (Commission File Number)	22-1558317 (IRS Employer Identification No.)

550 Broad Street, Suite 1212, Newark, NJ 07102

(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (908) 604-2500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 25, 2015, Inergetics, Inc. (the “Company”) received a letter dated April 16, 2015 (the “Notice”) from Martha Stewart Living Omnimedia, Inc. (“MSLO”) terminating the License Agreement (the “Agreement”) dated May 7, 2013 between MSLO and the Company. The Company’s management made the decision not to make payments under the Agreement. Pursuant to the Notice, the Agreement shall terminate on May 16, 2015. There is a six month period for the Company to sell through product inventory. The Company will continue to support sales and marketing during this period.

During the last quarter of 2014 and the fiscal year ended December 31, 2014, sales of products under the Agreement represented, respectively, approximately 20% and 52% of total sales. Accordingly, management does not believe that the termination of the Agreement will have a material adverse effect.

Signatures

Pursuant to the requirements of the Securities Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2015

INERGETICS, INC.

	By:	/s/ Michael C. James
Michael C. James
Chief Executive Officer and
Chief Financial Officer

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